CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the captions "Summary Financial Information", "Selected Financial Data" and "Experts" and to the use of our report dated April 21, 1999 (except for Note 9[b] which is as of May 13, 1999 and Note 9[d] which is as of October 27, 1999), in the Registration Statement (Form S-1) and related Prospectus of InfoCast Corporation dated January 7, 2000.


/s/ Ernst & Young LLP
Ernst & Young LLP
Toronto, Canada
January 7, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated June 11, 1999, relating to the financial statements of Homebase Work Solutions Ltd., in the Registration Statement (Form S-1) and related Prospectus of InfoCast Corporation dated January 7, 2000.



/s/ Ernst & Young LLP
Ernst & Young LLP
Toronto, Canada
January 7, 2000